"000000000000124733095506132018"

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,654,074.00	06-13-2018	07-20-2020	124733		100237	BY	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Neese Inc.
PO Box 392, 303 Division Street
Grand Junction, IA 50107

Lender: Home State Bank
115 West State Street
Jefferson, IA 50129

Principal Amount: $3,654,074.00 **Interest Rate: 6.850%** **Date of Note: June 13, 2018**

PROMISE TO PAY. **Neese Inc. ("Borrower") promises to pay to Home State Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Six Hundred Fifty-four Thousand Seventy-four & 00/100 Dollars ($3,654,074.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 6.850% per annum. Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.**

PAYMENT. **Borrower will pay this loan in full immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in accordance with the following payment schedule:**

> **Borrower will make semi annual payments of $235,000 beginning January 20, 2019 and continuing every six months there after until maturity at which time a final principal and interest payment is due. Note matures in full on July 20, 2020 .**

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; and then to principal. **Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after 4:00 P.M., Lender will credit Borrower's payment on the next business day.**

MAXIMUM INTEREST RATE. Under no circumstances will the interest rate on this Note exceed (except for any higher default rate shown below) the lesser of 7.500% per annum or the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. **Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.**

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a **minimum interest charge of $10.00**. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Home State Bank, 115 West State Street Jefferson, IA 50129.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by 3.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. **Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.**

GOVERNING LAW. **This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Iowa.**

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Greene County, State of Iowa.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by

law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by Security Agreements dated 06-13-2018, 12-20-1991, 03-08-1993, 07-23-2004, 07-21-2017, 09-18-2017, 09-26-2017.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

INTERNET BANKING. Borrower authorizes Lender to add any and all promissory notes to Internet Banking.

PURPOSE OF LOAN. Refinance of Utica Leasing $2,785,363; HSB Note #124528 for $36,355.56; HSB note #124587 for $762,225.98; Loan Origination Fee of $36,129.00 and Legal Expenses of $5,000.00.

EROSION, WETLANDS. Borrower further agrees that the loan(s) secured by this instrument will be in default should any loan proceeds be used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agriculture commodity, as further explained in 7 C.F.R. part 1940, subpart G, Exhibit M .

LOAN ADVANCES. This note evidences a discretionary line of credit pursuant to which the bank may make advances to borrower or on behalf of the borrower at the bank's sole and absolute discretion. This is not a committed line of credit and advances under this note, if any, shall be made by the bank in its sole and absolute discretion. Nothing contained in this note or any other loan document shall be construed to obligate the bank to make any advances and the bank shall have the right to refuse to make any advances at any time without prior notice to the borrower. The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note. All advances made hereunder shall be due and payable, in full, upon demand, together with all accrued and unpaid interest thereon. The Bank may cancel this line of credit at any time in its sole and absolute discretion.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Home State Bank 115 West State Street Jefferson, IA 50129.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

NEESE INC.

By: Alan D. Neese
Alan D. Neese, President of Neese Inc.

By: Katherine B. Neese
Katherine B. Neese, Vice President and Secretary of Neese Inc.

By: Ellery W. Roberts
Ellery W. Roberts, CEO of Neese Inc.

LENDER:

HOME STATE BANK

X Benjamin Yoder
Benjamin Yoder, Executive Vice President